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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration of Network Appliance, Inc. on Form S-8 of our reports dated May 10, 1996 (August 16, 1996 as to Note 10) and May 10, 1996, included and incorporated by reference in the Annual Report on Form 10-K/A and Form 10-K, respectively, of Network Appliance, Inc. for the year ended April 30, 1996.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

San Jose, California
April 14, 1997